As filed with the Office of the Clerk, City Hall, Boston MA on June 12, 1995:

                            First Union Investment Trust

                              Certificate of Amendment


     The undersigned, being the Secretary of the First Union Investment Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated June 28, 1994, (as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote through written consents of all of the Trustees the Declaration of Trust is hereby amended as follows:

     Article I, Section 1.1 of the Declaration of Trust is hereby amended to change the name of the Trust to be "Evergreen(sm) Investment Trust."

     IN WITNESS WHEREOF, the undersigned has set his/her hand and seal this 10th day of January, 1995.

                                                 /s/Mark B. Koogler
                                                 -------------------
                                                 Secretary


                              ACKNOWLEDGMENT

STATE OF Ohio       )
                    ) ss.
COUNTY OF Franklin  )                               January 10, 1995

     Then personally appeared the above-named Mark B. Koogler, Secretary and acknowledged the foregoing instrument to be his/her free act and deed.


                                           Before me

                                           /s/Randall W. May
                                           --------------------------
                                           Notary Public

                                           Randall W. May, Attorney at Law
                                             Notary Public, State of Ohio
                                         My Commission Has No Expiration Date
                                                  Sec. 147.03 R.C.


Evergreen(sm) is a Service Mark of Evergreen Asset Management Corp. Copyright 1995, Evergreen Asset Management Corp.